EXHIBIT 99.1

PRESS RELEASE
For Immediate Release

Sands Submits Macao Gaming Tender Application

–Proposal Focuses on Commitment to New Investment in Macao over the Next Decade and Highlights Track-Record of Support for Team Members, Local Small Businesses and the Macao Community

LAS VEGAS, September 14, 2022 - Las Vegas Sands Corp. (NYSE: LVS) and Sands China Ltd. today announced the submission of the Sands China group’s application for a new 10-year gaming concession in Macao. The tender submission highlights both the unprecedented level of investment Sands China has made in Macao, specifically in non-gaming tourism amenities and attractions, as well as detailing the organization’s plans for continuing to help broaden Macao’s appeal as an international tourist destination.

“No one has been a bigger believer in Macao’s long-term success as a leisure and business tourist destination than we have. Investments in our world-class assets, our team members and the local community are a testament to our overall commitment to Macao and this tender submission reiterates our longstanding strategy of continuous investment in Macao,” said Las Vegas Sands’ and Sands China’s Chairman and Chief Executive Officer Robert G. Goldstein. “On behalf of our 25,000 team members in Macao, senior management, our boards of directors and the Adelson family, we are honored to have submitted our application and look forward to continuing the wonderful partnership we have had with the people of Macao for the last two decades.”

“The entrepreneurial vision of our founder, Sheldon G. Adelson, combined with the leadership of the government and the dedication of our team members, has helped lead a remarkable transformation of Macao over the past twenty years. Over the next decade we hope to play a leading effort in helping Macao attract more tourists from more parts of the world and further its efforts to be recognized as a world center of tourism and leisure,” said Sands China’s President and Executive Director Dr. Wilfred Wong Ying Wai.

Dr. Wong said the submission recapped the organization’s industry-leading programs dedicated to assisting and supporting small and medium enterprises, as well as the strong community outreach achieved through the Sands Cares Ambassadors and a robust charitable giving program and the award-winning training and development programs that have provided Sands China’s team members opportunities for new skill development and career advancement.

Mr. Goldstein said the company plans to further many of its longstanding local talent development initiatives including plans to expand its Sands China Academy offerings. He said these efforts will create even greater upward career mobility opportunities and further increase the percentage of locals in management positions. In addition, Mr Goldstein said the company was dedicated to helping Macao meet its tourism and economic diversification goals.

“Our goals have always been aligned with the government when it comes to developing the scale of amenities Macao needed to become a must-see international tourism destination. We made unmatched commitments to bringing world-class shopping and dining and quickly became the market leader in MICE (Meetings, Incentives, Conferences, Exhibitions) and live entertainment. Macao is still in the early stages of establishing itself as an international tourism destination and we believe we can continue to meaningfully contribute to that effort by expanding those important drivers of tourism,” said Mr Goldstein.

The company also announced that Dave Sun MinQi, who has served as Sands China’s chief financial officer since 2017 and has been with the company since 2007, has been proposed to also act as the future managing director of Venetian Macau Limited. Additionally, Grant Chum Kwan Lock, who serves as chief operating officer and a member of the Sands China board of directors, is also taking on the role of executive vice president of Asia operations for Las Vegas Sands. In that role, Mr. Chum will work across the company’s properties in Macao and Marina Bay Sands in Singapore. He will also lead strategies directed at increasing foreign visitation to the company’s Macao properties, as well as build greater synergies between the two markets, especially as it relates to live entertainment, MICE, luxury retail and other non-gaming lifestyle attractions.

“Sands China has an unwavering commitment to the long-term success of Macao as Asia’s leading leisure and business tourism destination. We have a tremendous management team, the majority of whom are local residents, with deep experience in developing and operating the largest integrated resorts in Asia. With the right strategy and team in place, we could not be more excited about our future in Macao,” concluded Mr. Goldstein.

About Sands (NYSE: LVS)
Sands is the world’s preeminent developer and operator of world-class Integrated Resorts.

Our iconic properties drive valuable leisure and business tourism and deliver significant economic benefits, sustained job creation, financial opportunities for local businesses and community investment to help make our host regions ideal places to live, work and visit.

Sands’ portfolio of properties includes Marina Bay Sands in Singapore and The Venetian Macao, The Plaza and Four Seasons Hotel Macao, The Londoner Macao, The Parisian Macao and Sands Macao in Macao SAR, China, through majority ownership in Sands China Ltd.

Sands is dedicated to being a leader in corporate responsibility, anchored by our core tenets of serving people, planet and communities. Our ESG leadership has led to inclusion on the Dow Jones Sustainability Indices for World and North America and recognition as one of Fortune’s World’s Most Admired Companies. To learn more, visit www.sands.com.

Forward-Looking Statements
This press release contains forward-looking statements made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include the discussions of our business strategies and expectations concerning future operations. In addition, in certain portions included in this press release, the words: “believe,” “plan,” “hope” and similar expressions, as they relate to our Company or management, are intended to identify forward-looking statements. Although we believe these forward-looking statements are reasonable, we cannot assure you any forward-looking statements will prove to be correct. Forward-looking statements involve a number of risks, uncertainties or other factors beyond the company’s control, which may cause material differences in actual results, performance or other expectations. These factors include, but are not limited to: the uncertainty of the extent, duration and effects of the COVID-19 pandemic and the response of governments and other third parties, including government-mandated property closures, vaccine mandates, regular testing requirements, other increased operational regulatory requirements or travel restrictions, on our business, results of operations, cash flows, liquidity and development prospects; risks relating to our gaming license and subconcession, including the extension of our subconcession in Macao that expires on December 31, 2022, the grant of any new concession in Macao and amendments to Macao's gaming laws; general economic conditions; disruptions or reductions in travel and our operations due to natural or man-made disasters, pandemics, epidemics, or outbreaks of infectious or contagious diseases; our ability to invest in future growth opportunities, execute our previously announced capital expenditure programs in Macao, and produce future returns; new development, construction and ventures; government regulation; our subsidiaries’ ability to make distribution payments to us; substantial leverage and debt service; benchmark interest rate transitions for some of our debt instruments; fluctuations in currency exchange rates and interest rates; our ability to collect gaming receivables; win rates for our gaming operations; risk of fraud and cheating; competition; tax law changes; political instability, civil unrest, terrorist acts or war; legalization of gaming; insurance; the collectability of our outstanding loans receivable; and other factors detailed in the reports filed by Las Vegas Sands Corp. with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. Las Vegas Sands Corp. assumes no obligation to update such statements and information.

Contacts:

Investment Community:
Daniel Briggs
daniel.briggs@sands.com

Media:
Ron Reese
ron.reese@sands.com
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